Exhibit 23.1

Consent of Independent Registered Public Accountng Firm

Enable Holdings, Inc.
Chicago, Illinois

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 17, 2008, relating to the consolidated financial statements of Enable Holdings, Inc. (formerly uBid.com Holdings, Inc.), which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP
Chicago, Illinois

September 3, 2008